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                                                                      Exhibit 23
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form l0-K, into the Company's previously filed Registration Statements on Form S-3 (Nos. 33-7758, 33-37982, 333-00371, 333-01441 and 333-19803) and on Form S-8 (Nos. 33-6229, 33-72798,
333-10363, 333-80341 and 333-82011).

ARTHUR ANDERSEN LLP



Miami, Florida,
   March 25, 2002.